Exhibit 23.2



                         Independent Auditors' Consent


We consent to the incorporation by reference in the Registration Statement of CFX Corporation on Form S-4 filed by CFX Corporation on April 26, 1996 of our report on the consolidated financial statements of Orange Savings Bank, dated January 27, 1995, appearing in the Annual Report on Form 10-K of CFX Corporation and Subsidiaries for the year ended December 31, 1995.



                              /S/
                              Deloitte & Touche LLP


Boston, Massachusetts